Exhibit 3.3

CERTIFICATE OF RETIREMENT

OF

SERIES A CONVERTIBLE PREFERRED STOCK,

SERIES B CONVERTIBLE PREFERRED STOCK,

SERIES C CONVERTIBLE PREFERRED STOCK,

SERIES D CONVERTIBLE PREFERRED STOCK,

SERIES E CONVERTIBLE PREFERRED STOCK,

SERIES F CONVERTIBLE PREFERRED STOCK,

SERIES G-1 CONVERTIBLE PREFERRED STOCK AND

SERIES G-2 CONVERTIBLE PREFERRED STOCK

OF

ENANTA PHARMACEUTICALS, INC.

(Pursuant to Section 243 of the General Corporation Law of the State of Delaware)

Enanta Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), authorizes the issuance of (i) 379,450 shares of Series A Convertible Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), (ii) 187,000 shares of Series B Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), (iii) 2,543,603 shares of Series C Convertible Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), (iv) 5,968,334 shares of Series D Convertible Preferred Stock, par value $.01 per share (the “Series D Preferred Stock”), (v) 14,368,037 shares of Series E Convertible Preferred Stock, par value $.01 per share (the “Series E Preferred Stock”), (vi) 6,894,966 shares of Series F Convertible Preferred Stock, par value $.01 per share (the “Series F Preferred Stock”), (vii) 4,620,764 shares of Series G-1 Preferred Stock, par value $.01 per share (the “Series G-1 Preferred Stock”) and (viii) 8,719,639 shares of Series G-2 Preferred Stock, par value $.01 per share (the “Series G-2 Preferred Stock”).

SECOND: On March 26, 2013, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G-1 Preferred Stock and Series G-2 Preferred Stock (such shares, collectively, the “Converted Preferred Shares”), were automatically converted into an aggregate of 11,656,875 shares of Common Stock, par value $.01 per share, of the Corporation pursuant to the provisions of the Certificate of Incorporation upon the closing of a Qualifying Public Offering (as defined in the Certificate of Incorporation) and, as a result thereof, none of the authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G-1 Preferred Stock and Series G-2 Preferred Stock (such series, collectively, the “Converted Preferred Series”) are now outstanding.

THIRD: Pursuant to Article FOURTH, Section 7 of the Certificate of Incorporation, the Converted Preferred Shares are prohibited from being reissued and shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

FOURTH: By a resolution duly adopted at a meeting, the Board of Directors of the Corporation resolved that effective as of the closing of the Corporation’s Qualifying Public Offering, the Converted Preferred Shares be cancelled, retired and eliminated as shares of the Converted Preferred Series.

FIFTH: Pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of this Certificate of Retirement, the Certificate of Incorporation shall be amended to (i) eliminate all references to the Converted Preferred Series, (ii) reflect the reduction of the total number of shares of all classes of stock which the Corporation is authorized to issue from 148,681,782 shares to 104,999,989 shares and (iii) reflect the reduction of the authorized shares of Preferred Stock, par value $.01 per share, of the Corporation from 48,681,782 shares to 4,999,989 shares.

[Signature Page Follows]

IN WITNESS WHEREOF, Enanta Pharmaceuticals, Inc. has caused this Certificate of Retirement to be signed by its duly authorized officer, as of the 26th day of March, 2013.

ENANTA PHARMACEUTICALS, INC.

By:	/s/ Jay R. Luly
	Name:	Jay R. Luly, Ph.D.
	Title:	President and CEO